Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Deerfield Private Design Fund III, L.P. (“DPD III”), Deerfield Partners, L.P. (“DP”) and Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPD III and DP, the “Purchasers”). The Purchasers and the Company are referred to herein collectively as the “Parties.” Capitalized terms used herein which are defined in the Exchange Agreement (as defined below), unless otherwise defined herein, shall have the meanings ascribed to them in the Exchange Agreement.

WHEREAS:

A. In connection with the Exchange and Termination Agreement, of even date herewith, by and among the Parties (the “Exchange Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to the Purchasers an aggregate of 329,124 shares of Common Stock that constitute Additional Shares (the “Shares”); and

B. To induce the Purchasers to execute and deliver the Exchange Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parties hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any Additional Registration Statement that may be required to be filed pursuant to Section 2(a)(ii), (A) the tenth (10th) day following the first date on which the applicable Registrable Securities may then be included in a Registration Statement if such Registration Statement is required to be filed because the SEC shall have notified the Company in writing that any Registrable Securities were not eligible for inclusion in a previously filed Registration Statement, or (B) if such Additional Registration Statement is required for a reason other than as described in (A) above, the tenth (10th) day following the date on which the Company becomes aware that such Additional Registration Statement is required; provided, however, that if the Company is not eligible at such time to use Form S-3 or any similar successor short-form registration statement to effect a shelf offering, the Additional Filing Deadline for such Additional Registration Statement shall be the thirtieth (30th) day following, in the case of clause (A) above, the first date on which such Registrable Securities may be included in a Registration Statement or, in the case of clause (B) above, the date on which the Company becomes aware that such Additional Registration Statement is required.

(ii) “Additional Registration Deadline” means, with respect to any Additional Registration Statement that may be required to be filed pursuant to Section 2(a)(ii), the thirtieth (30th) day following the Additional Filing Deadline with respect to such Additional Registration Statement.

(iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, and any successor statute.

(iv) “Filing Deadline” for the Registration Statement required pursuant to Section 2(a)(i), shall mean August 22, 2018, and, for each Additional Registration Statement required pursuant to Section 2(a)(ii), shall mean the applicable Additional Filing Deadline.

(v) “FINRA” means the Financial Industry Regulatory Authority (or successor thereto).

(vi) “Investor” means any Purchaser and any transferee or assignee who agrees in writing to be bound by the provisions of this Agreement in accordance with Section 9 hereof.

(vii) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(viii) “Prospectus” means, with respect to any offering of any portion of the Registrable Securities covered by a Registration Statement, (i) any prospectus (preliminary or final) included in the Registration Statement, as may be amended or supplemented by any prospectus supplement with respect to the terms of such offering and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus,” as defined in Rule 405 under the Securities Act, relating to such offering of Registrable Securities.

(ix) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness, to the extent required in order to make such Registration Statement effective, of such Registration Statement by the SEC.

(x) “Registrable Securities” means the Shares and any securities issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares.

(xi) “Registration Deadline” shall mean, for purposes of the Registration Statement required pursuant to Section 2(a)(i), October 21, 2018 and, with respect to any Additional Registration Statement required pursuant to Section 2(a)(ii), the Additional Registration Deadline.

(xii) “Registration Statement(s)” means any registration statement(s) of the Company filed under the Securities Act covering the resale by the Investors of any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement(s), including post-effective amendments, and all exhibits to, and all material incorporated by reference in, such registration statement(s). For the avoidance of doubt, any “Additional Registration Statement” as defined herein shall constitute a Registration Statement for purposes of this Agreement.

(xiii) “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis.

(xiv) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) The Company shall prepare, and, on or prior to the Filing Deadline, file with the SEC a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 covering the resale of all of the Registrable Securities. If at the time of the Filing Deadline the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), such Mandatory Registration Statement shall be an automatic shelf registration, and the Registration of Registrable Securities pursuant thereto may, in the sole discretion of the Company, be made by the filing of a new automatic shelf registration statement or by the post-effective amendment of, or filing of a prospectus supplement with respect to, an existing automatic shelf registration statement of the Company. Any such Mandatory Registration Statement, to the extent permitted under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable in respect of the Shares to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. In the event that, at the time of the Filing Deadline the Company is not eligible to use Form S-3, the Company shall prepare such Mandatory Registration Statement on such form as is then available to effect a registration of the Registrable Securities.

(ii) If for any reason, despite the Company’s use of its commercially reasonable efforts to include all of the Registrable Securities in the Registration Statement filed pursuant to Section 2(a)(i) above, the SEC does not permit all of the Registrable Securities to be included in, or for any other reason any Registrable Securities are not then included in, such Registration Statement, then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement (each such Registration Statement, an “Additional Registration Statement”) covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement.

b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering of its Common Stock for its own account or the account of any other holder of its securities (other than debt securities, securities to be issued in an exchange offer, or securities being registered on Form S-4 or Form S-8 or any applicable successor form relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with any stock option or other employee benefit plans), then, subject to Section 2(d), the Company shall, not less than fifteen (15) days prior to the intended public filing date of such Registration Statement, send to each Investor written notice of such determination; and if, within seven (7) days after the date of such notice, any Investor shall so request in writing, the Company shall use its commercially reasonable efforts to include in such Registration Statement all or any part of such Investor’s Registrable Securities that the Investor requests to be registered;

provided, however, that, in the case of a Registration Statement filed with respect to a proposed underwritten offering of the Company’s Common Stock, if the managing underwriter(s) thereof shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Investors, the Company, or any other Person exercising contractual demand registration rights exceeds the largest number of shares of Common Stock that can be sold in an orderly manner pursuant to such underwritten offering within a price range acceptable to the Company or such other Person, as applicable (the “Maximum Offering Size”), the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i)	first, all equity securities that the Company proposes to register or sell for its own account (if applicable);

(ii)	second, to the extent that the number of equity securities to be included pursuant to clause (i) above is less than the Maximum Offering Size, all equity securities requested to be included by Persons exercising contractual demand registration rights with respect thereto;

(iii)	third, to the extent that the number of equity securities to be included pursuant to clauses (i) and (ii) above is less than the Maximum Offering Size, all Registrable Securities requested to be included by the Investors and all other equity securities requested to be included by Persons entitled by contract to inclusion of such securities in an underwritten offering on a pro rata basis with the Registrable Securities; and

(iv)	thereafter, to the extent that the number of equity securities to be included pursuant to clauses (i) through (iii) above is less than the Maximum Offering Size, any other equity securities of the Company as the Company shall in its discretion elect to include;

provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities pursuant to clause (iii) thereof shall be made pro rata with holders of other securities having the contractual right to include such securities in such underwritten offering other than holders of securities entitled to inclusion of their securities in such underwritten offering by reason of demand registration rights.

If an Investor’s Registrable Securities are included in a Registration Statement relating to an underwritten offering pursuant to this Section 2(b), then such Investor shall offer and sell such Registrable Securities in such underwritten offering on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the rights of the Investors pursuant to this Section 2(b) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) or Section 3(b) in accordance with the terms of this Agreement.

c. NOTICES. Each Investor acknowledges and agrees that, in the event the Company would be required by the terms of this Section 2 to provide notice to such Investor of the filing of any Registration Statement (including for purposes of an underwritten offering pursuant to Section 2(b) hereof) in which any Registrable Securities of any Investor are eligible to be included, the Company shall provide such notice only to counsel to such Investor (which shall be Katten Muchin Rosenman LLP (Attn: Mark D. Wood) or such other counsel as shall have been designated by such Investor), unless such Investor has given prior written instructions to the contrary to the Company.

3. OBLIGATIONS OF THE COMPANY. In connection with any registration of Registrable Securities hereunder, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC as soon as practicable after such registration obligation arises hereunder (but in no event later than the applicable Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective (i) as soon as possible after such filing and (ii) in any event no later than the applicable Registration Deadline, and shall thereafter use its commercially reasonable efforts to keep such Registration Statement current and effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities included in such Registration Statement shall have been sold and (ii) the date on which all Registrable Securities may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act (the “Registration Period”). Any such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall include a “plan of distribution” approved by Legal Counsel (as defined below) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided that the Company shall not be liable to any Investor for any misstatement or omission made in reliance on information provided in writing by such Investor with respect to itself or its securities pursuant to Section 4(a). If the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) at the time the Company is requested or required hereunder to file a Registration Statement or amendment to a Registration Statement hereunder (including pursuant to Section 3(b)), the Company shall use its commercially reasonable efforts to file such Registration Statement or amendment as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act).

b. The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and any prospectus used in connection with an offering of Registrable Securities pursuant to any such Registration Statement as may be necessary to keep such Registration Statement current and effective at all times during the Registration Period, and, during the

Registration Period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

c. The Company will promptly notify each of the Investors by electronic mail of the effectiveness of each Registration Statement or any post-effective amendment to a Registration Statement. The Company will use its commercially reasonable efforts to respond promptly to any comments received from the SEC with respect to any Registration Statement filed pursuant to this Agreement, with a view towards causing each such Registration Statement or any amendment thereto to be declared effective by the SEC (to the extent applicable) as soon as practicable, but in no event later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review; and shall file a request for acceleration of effectiveness of such Registration Statement (to the extent applicable) to a time and date not later than two (2) business days after the submission of such request. The Company shall file any final prospectus required in connection with any effective Registration Statement within the time period required by Rule 424 (or successor thereto) under the Securities Act.

d. The Company shall use its commercially reasonable efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

e. The Company shall furnish to each Investor such number of copies of any prospectus, including any preliminary prospectus, included in a Registration Statement filed hereunder with respect to such Investor’s Registrable Securities, and all amendments and supplements thereto as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor that holds Registrable Securities of the happening or existence of any event or circumstance (but without providing any material nonpublic information related thereto), of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, unless an Allowable Grace Period exists, promptly prepare and deliver to each Investor that holds Registrable Securities a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;.

g. The Company shall use its commercially reasonable efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and (ii) if such an order is issued, to obtain the withdrawal of such order as promptly as reasonably practicable, and to notify each Investor that holds Registrable Securities covered by such Registration Statement of the issuance of any such order and the resolution thereof, in each case as promptly as reasonably practicable.

h. The Company shall permit a single firm of counsel designated by the Investors (which shall be Katten Muchin Rosenman LLP, unless otherwise designated by the Investors) (“Legal Counsel”) to review any Registration Statement to be filed hereunder and any amendment or supplement thereto, as well as any requests for acceleration or effectiveness thereof and each item of correspondence to or from the SEC relating to such Registration Statement (provided that the Company shall not be required to so provide any portion of such correspondence that, in the reasonable judgment of the Company, consists of commercially sensitive and confidential business information and, without the prior written consent of the Investors, the Company shall not provide to any Investor any portion of any correspondence that contains material non-public information in the context of U.S. securities laws) a reasonable period of time prior to the filing of such materials with the SEC, and shall not file any documents in a form to which Legal Counsel reasonably objects, and will not request acceleration of such Registration Statement without prior notice to Legal Counsel; provided that, notwithstanding the foregoing, in no event shall the Company be (i) required to file any document with the SEC which in the view of the Company or its counsel contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading or (ii) prohibited from filing any document with the SEC which the Company or its counsel reasonably believes to be required by law to be so filed.

i. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; provided that, notwithstanding the foregoing, in no event shall the

Company be (i) required to file any document with the SEC which in the view of the Company or its counsel contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading or (ii) prohibited from filing any document with the SEC which the Company or its counsel reasonably believes to be required by law to be so filed.

j. The Company shall use its commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on the principal securities exchange on which securities of the same class or series issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

k. At all times during the Registration Period, (i) the Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities, and (ii) the Common Stock shall be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (“DWAC”) or applicable successor system.

l. The Company shall cooperate with each Investor that holds Registrable Securities being offered to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with DTC through its DWAC system, in any such case as such Investor may reasonably request. Within two (2) business days after a Registration Statement which includes Registrable Securities becomes effective, the Company shall deliver, and, if required by the transfer agent, cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to transfer such Registrable Securities free of restrictive legends.

m. At the reasonable request of an Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement, in each case as promptly as is reasonably practicable.

n. The Company shall not, and shall not agree to, allow the holders of any Common Stock of the Company to include any of their securities (other than Registrable Securities) in any Registration Statement filed pursuant to Section 2(a) hereof or any amendment or supplement thereto, without the consent of Investors holding a majority-in-interest of the then outstanding Registrable Securities. In addition, the Company shall not include any securities for its own account in any Registration Statement filed pursuant to Section 2(a), or any amendment or supplement thereto, without the consent of Investors holding a majority-in-interest of the then outstanding Registrable Securities.

o. The Company shall take all other commercially reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to a Registration Statement.

p. If required by the FINRA Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use its commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q. Notwithstanding anything to the contrary in Section 3(f), at any time after the effective date of any Registration Statement filed hereunder, the Company may suspend the use of any prospectus forming a part of such Registration Statement if, in the good faith opinion of the Board of Directors of the Company, determines that any registration or offering of Registrable Securities should not be made or continued because it would materially and adversely interfere with any existing or potential material financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its subsidiaries or because the Company does not het have appropriate financial statement of any acquired or to-be-acquired entities available for filing (in each case, a “Valid Business Reason”) (a “Grace Period”); provided that the Company shall (i) promptly notify the Investors in writing of the existence of a Valid Business Reason giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of any material non-public information to any Investor, unless otherwise requested in writing by such Investor) and the date on which the Grace Period will begin, and (ii) as soon as such date may be determined, promptly notify the Investors in writing of the date on which the Grace Period ends; and, provided, further, that (A) no Grace Period shall exceed forty-five (45) consecutive days, (B) during any three hundred sixty-five (365) day period, such Grace Periods shall not exceed an aggregate of sixty (90) days, and (C) the first day of any Grace Period must be at least thirty (30) days after the last day of any prior Grace Period, (each Grace Period that satisfies all of the requirements of this Section 3(s) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

r. No Investor shall be described or referred to in any Registration Statement as an “underwriter” within the meaning of Section 2(11) of the Securities Act without the prior written consent of such Investor (which consent may be given or withheld in the sole and absolute discretion of such Investor).

4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g).

5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in the aggregate amount up to $25,000 per registration in connection with registrations pursuant to Section 2 or 3 of this Agreement.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Investor, (ii) the directors, officers, partners, managers, members, employees and agents of each Investor, and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, or any amendment as supplement thereto, or any filing made under state securities laws as required hereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action required by or inaction by the Company in connection with the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any documented and reasonable legal fees and other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Indemnified Person expressly for use in connection with the preparation of a Registration Statement or related prospectus or any amendment thereof or supplement thereto, or (y) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Investors pursuant to Section 9.

b. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be;

provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the opinion of counsel for such Indemnified Person, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to the existence of actual or potential conflicts of interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is actually prejudiced in its ability to defend such action. The Company shall not, without the prior written consent of the Indemnified Persons, consent to entry of any judgment or enter into any settlement or other compromise with respect to any Claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such Indemnified Party is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Persons of a full release from all liability with respect to such Claim or which includes any admission as to fault or culpability on the part of any Indemnified Person. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as any expense, loss, damage or liability is incurred and is due and payable.

c. Each Investor will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees and agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, with respect to (i) any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, any Registration Statement, or any amendment or supplement thereto, or any filing made under state securities laws as required hereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state there in any material fact necessary to make the statement made therein, in the light of the circumstances under which the statements therein were made, not mislead in; to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon information was furnished in writing to the Company by or on behalf of such Investor for the purpose of inclusion in such Registration Statement or Prospectus, as applicable, pursuant to Section 4(a). Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 6(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that an Investor shall be liable under this Section 6(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

d. Promptly after receipt by a Company Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against any Investor under this Section 6, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in, and, to the extent such Investor so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Investor and such Company Indemnified Person. No Investor shall, without the prior written consent of the Company Indemnified Persons, consent to entry of any judgment or enter into any settlement or other compromise with respect to any Claim in respect of which indemnification or contribution may be or has been sought by any Company Indemnified Person hereunder (whether or not any such

Company Indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company Indemnified Persons of a full release from all liability with respect to such Claim or which includes any admission as to fault or culpability on the part of any Company Indemnified Person.

7. CONTRIBUTION. If for any reason the indemnification provided for in Section 6(a) or 6(c) (as applicable) is unavailable to an Indemnified Person or Company Indemnified Person (as applicable) or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person or Company Indemnified Person (as applicable) as a result of the Claim in such proportion as is appropriate to reflect the relative fault of the Indemnified Person or Company Indemnified Person (as applicable) and the indemnifying party (provided that the relative fault of any Company Indemnified Person shall be deemed to include the fault of all other Company Indemnified Persons), as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of an Investor be greater in amount than the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities giving rise to such contribution obligation pursuant to the applicable Registration Statement (net of the aggregate amount of any damages or other amounts such Investor has been required to pay pursuant to Section 6(c) or otherwise) by reason of false or misleading information furnished by such Investor).

8. REPORTS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, for so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. so long as any of the Investors owns Registrable Securities, promptly upon request, furnish to such Investor (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144 and (ii) such other information as may be reasonably requested to permit such Investor to sell such Registrable Securities pursuant to Rule 144 without registration.

9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (iii) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein as applicable to the Investors. In the event that the Company receives written notice from an Investor that it has transferred all or any portion of its Registrable Securities pursuant to this Section, the Company shall use its commercially reasonable efforts to file any amendments or supplements necessary to update the information contained in any then-effective Registration Statement or prospectus to reflect the transfer, including updates to the selling stockholder disclosure contained therein (to the extent such amendment or supplement would be effective to update such disclosure) promptly (and in any event within ten (10) days) following the receipt of all information required hereunder with respect to such transferee.

10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority-in-interest of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each of the Investors and the Company.

11. MISCELLANEOUS.

a. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by a Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by Holders pursuant to this Agreement; provided, however, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Aerie Pharmaceuticals, Inc.

4301 Emperor Boulevard, Suite 400

Durham, NC 27703

Email: rrubino@aeriepharma.com

Attn: Richard J. Rubino

With copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Email: Andrew.barkan@friedfrank.com

Attn: Andrew B. Barkan, Esq.

If to an Investor:

c/o Deerfield Mgmt, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Fax: (212) 599-1248

Email: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, NY 10022

Fax: (212) 940-8776

Email: mark.fisher@kattenlaw.com and mark.wood@kattenlaw.com

Attn: Mark I. Fisher, Esq.

         Mark D. Wood, Esq.

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(A) submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(B) waives, and agrees not to assert in any suit, action or proceeding, (i) any claim that it is not personally, or the subject matter of such claim is not, subject to the jurisdiction of any such court, (ii) that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding or (iii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and

(C) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(d).

Notwithstanding the foregoing in this Section 11(d), a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

e. This Agreement and the Exchange Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Investors and the Company with respect to the subject matter hereof and thereof (other than that certain Expense Reimbursement Agreement, dated June 15, 2018 (the “Expense Reimbursement Agreement”), by and between the Company and Deerfield Management Company, L.P., which remains in effect).

f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and the provisions of Sections 6 and 7 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party hereto acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by any other party hereto of any of the provisions hereunder, that the non-breaching party shall be entitled, in addition to all other available remedies in law or in equity, to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

n. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

o. The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company, other than registration rights that will not adversely affect the rights of the Investors hereunder and shall not otherwise enter into any agreement that would adversely affect the rights granted to the Investors hereunder.

p. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

q. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (iii) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Remainder of page left intentionally blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: AERIE PHARMACEUTICALS, INC.

By:	/s/ Richard J. Rubino
Name:	Richard J. Rubino
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:
DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]